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                            [BRITISH COLUMBIA LOGO]


                                    Form 19

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                                 (SECTION 348)
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                                                        CERTIFICATE OF
                                                        INCORPORATION NO. 554056

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                                  COMPANY ACT
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                               SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned company on the date stated:


NAME OF COMPANY:  LIONS GATE ENTERTAINMENT CORP.

DATE RESOLUTION PASSED:  SEPTEMBER 10, 2003.

RESOLUTION: (+)

          "BE IT RESOLVED, as a special resolution, that the articles of the Company be amended by deleting therefrom Article 26.7(a) in its entirety and by replacing it with a new Article 26.7(a) as follows:

          26.7(a) At the option of the holder of any Series A Preferred Shares, such holder shall have the right, at any time prior to their redemption, by written notice to the Company, to convert all, but not less than all, of the Series A Preferred Shares owned by such holder into the number of Common Shares determined by dividing the aggregate Issue Price of such holder's Series A Preferred Shares by the Conversion Price then in effect. For the purposes of this Section 26.7, the "Conversion Price" means the price at which Series A Preferred Share shall convert into Common Shares, which initially shall be US$2.30 per Common Share. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Common Shares as shall be sufficient to effect the conversion of all outstanding Series A Preferred Shares."

CERTIFIED A TRUE COPY THE 24TH DAY OF SEPTEMBER, 2003.



                                                   /s/ Gordon Keep
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                                                      SIGNATURE



                                         SENIOR VICE PRESIDENT AND SECRETARY
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                                              (RELATIONSHIP TO COMPANY)


 *  See section 1(1) for definition of "special resolution".
(+) Insert text or special resolution.